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                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our reports dated March 10, 1999 and March 31, 1999 included in K N Energy, Inc.'s Registration Statement on Form S-4 (File No. 333-85747) dated August 23, 1999 relating to the financial statements of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc. as of December 31, 1998 and for the year then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 29, 1999